SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    October 23, 2018

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway SE, Suite 300 Atlanta, Georgia	30339-3194
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (678) 402-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Fourth Amended and Restated Franchisee Loan Facility

Aaron’s, Inc. (the “Company”) previously entered into that certain Fourth Amended and Restated Loan Facility Agreement and Guaranty, dated as of October 25, 2017 (the “Existing Franchisee Loan Facility Agreement”), with SunTrust Bank, as servicer, and certain other financial institutions from time to time party thereto as participants (the “Participants”), pursuant to which among other things, the Participants made available a loan facility to allow, subject to certain terms and conditions, the Company’s franchisees to borrow funds guaranteed by the Company.

On October 23, 2018 the Company entered into that certain First Amendment to Fourth Amended and Restated Loan Facility Agreement and Guaranty (the “LFA First Amendment”), which amends the Existing Franchisee Loan Facility Agreement to, among other things: (a) reduce the maximum facility commitment thereunder from $85 million to $55 million, and (b) extend the facility commitment termination date thereunder from October 24, 2018 to October 23, 2019. The reduction in the maximum facility commitment under the Existing Franchisee Loan Facility Agreement was made at the Company’s request, primarily to reduce the amount of fees paid by the Company on the unused portion of the commitment.

Amendment to Second Amended and Restated Credit Facility

The Company previously entered into a Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 18, 2017 (the “Existing Credit Agreement”), with SunTrust Bank, as administrative agent, and certain other financial institutions from time to time party thereto as lenders (the “Lenders”), pursuant to which among other things, the lenders thereunder made available to the Company, subject to certain terms and conditions, revolving and term loan credit facilities.

On October 23, 2018, the Company entered into that certain First Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement (the “Credit Agreement First Amendment”; together with the LFA First Amendment referred to herein collectively as the “Amendments”), which amends the Existing Credit Agreement to, among other changes, provide for the extension of an additional term loan by the Lenders to the Company on the effective date of the Credit Agreement First Amendment in an aggregate principal amount of $137,500,000 (the “New Term Loan A”), to be used to repay outstanding revolving loans under the Existing Credit Agreement, to pay certain related fees and transaction expenses, and for working capital purposes. The Credit Agreement First Amendment also amends certain provisions of the Existing Credit Agreement to reflect the terms of the New Term Loan A.
ITEM 2.02.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On October 25, 2018, Aaron's, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2018. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information contained in this paragraph, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
ITEM 2.03.     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits:

Exhibit No.	Description

99.1	Press release dated October 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Steven A. Michaels
Date: October 25, 2018		Steven A. Michaels Chief Financial Officer, President of Strategic Operations